Exhibit 15.2

Deloitte Bedrijfsrevisoren/ Réviseurs d’Entreprises Gateway building Luchthaven Brussel Nationaal 1 J 1930 Zaventem Belgium Tel. + 32 2 800 20 00 Fax + 32 2 800 20 01 www.deloitte.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration No. 333-223774 on Form F-3 and Registration Statements Nos. 333-231556, 333-227335, 333-221808, 333-165065, 333-165566, 333-169272, 333-171231, 333-172069, 333-178664, 333-188517, 333-192806, 333-201386 and 333-208634 on Form S-8 of our report dated 13 March 2019 (23 April 2019 as to the adoption of IFRS 16 Leases and the retrospective adjustments for changes in the composition of reportable segment as described in Note 5 to the financial statements), relating to the 2018 and 2017 financial statements of Anheuser-Busch InBev SA/NV appearing in this Annual Report on Form 20-F for the year ended 31 December 2019.

Zaventem, Belgium, 23 March 2020

/s/ Joël Brehmen

Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises CVBA/SCRL

Represented by Joël Brehmen

Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises

Coöperatieve vennootschap met beperkte aansprakelijkheid/Société coopérative à responsabilité limitée

Registered Office: Gateway building, Luchthaven Brussel Nationaal 1 J, B-1930 Zaventem

VAT BE 0429.053.863 - RPR Brussel/RPM Bruxelles - IBAN BE 17 2300 0465 6121 - BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited